Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 27, 2008, and	Registration No. 333-145845
the Prospectus Supplement dated August 27, 2008)
November 12, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: November 28, 2008

•	Initial valuation date: November 24, 2008

•	Final valuation date: May 22, 2009

•	Maturity date: May 28, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Apple Inc.	TBD	FWP-7	AAPL	TBD	15.000%	60.0%	TBD	TBD	TBD	TBD	E-2812	06738QVS4/ US06738QVS47
Caterpillar Inc.	TBD	FWP-9	CAT	TBD	15.000%	60.0%	TBD	TBD	TBD	TBD	E-2813	06738QVT2/ US06738QVT20
Colgate-Palmolive Company	TBD	FWP-11	CL	TBD	10.000%	80.0%	TBD	TBD	TBD	TBD	E-2814	06738QVU9/ US06738QVU92
Deere & Company	TBD	FWP-13	DE	TBD	18.000%	60.0%	TBD	TBD	TBD	TBD	E-2815	06738QVV7/ US06738QVV75
Goldcorp Inc.	TBD	FWP-15	GG	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2816	06738QVW5/ US06738QVW58
Kraft Foods Inc.	TBD	FWP-17	KFT	TBD	11.000%	80.0%	TBD	TBD	TBD	TBD	E-2817	06738QVX3/ US06738QVX32
The Coca-Cola Company	TBD	FWP-19	KO	TBD	10.000%	75.0%	TBD	TBD	TBD	TBD	E-2818	06738QVY1/ US06738QVY15
Altria Group, Inc.	TBD	FWP-21	MO	TBD	11.500%	75.0%	TBD	TBD	TBD	TBD	E-2819	06738QVZ8/ US06738QVZ89
Pfizer Inc.	TBD	FWP-23	PFE	TBD	10.000%	70.0%	TBD	TBD	TBD	TBD	E-2820	06738QWA2/ US06738QWA20
Exxon Mobil Corporation	TBD	FWP-25	XOM	TBD	12.750%	70.0%	TBD	TBD	TBD	TBD	E-2821	06738QWB0/ US06738QWB03

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 27, 2008, the prospectus supplement dated August 27, 2008, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC.

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Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

At the end of fiscal 2007, the Company had opened a total of 197 of its own retail stores, including 174 stores in the U.S. and a total of 23 stores in Canada, Japan, U.K. and Italy.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
November 10, 2008	$116.40	$85.00	$95.88

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $95.88

Protection level: 60.00%

Protection price: $57.53

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.429704

Coupon: 15.00% per annum

Maturity: May 28, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	7.50%	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

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Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. The Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 1-768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$25.40	$16.88	$22.86
March 31, 2003	$26.65	$20.62	$24.60
June 30, 2003	$29.13	$24.49	$27.83
September 30, 2003	$36.99	$26.55	$34.42
December 31, 2003	$42.47	$34.47	$41.51
March 31, 2004	$42.72	$36.26	$39.54
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
November 10, 2008	$58.18	$32.00	$37.41

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $37.41

Protection level: 60.00%

Protection price: $22.45

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.730821

Coupon: 15.00% per annum

Maturity: May 28, 2009

Dividend yield: 4.37% per annum

Coupon amount monthly: $12.50

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		102.19%
+ 90%	7.50%		92.19%
+ 80%	7.50%		82.19%
+ 70%	7.50%		72.19%
+ 60%	7.50%		62.19%
+ 50%	7.50%		52.19%
+ 40%	7.50%		42.19%
+ 30%	7.50%		32.19%
+ 20%	7.50%		22.19%
+ 10%	7.50%		12.19%
+ 5%	7.50%		7.19%

0%	7.50%		2.19%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-2.81%
- 10%	7.50%	-2.50%	-7.81%
- 20%	7.50%	-12.50%	-17.81%
- 30%	7.50%	-22.50%	-27.81%
- 40%	7.50%	-32.50%	-37.81%
- 50%	N/A	-42.50%	-47.81%
- 60%	N/A	-52.50%	-57.81%
- 70%	N/A	-62.50%	-67.81%
- 80%	N/A	-72.50%	-77.81%
- 90%	N/A	-82.50%	-87.81%
- 100%	N/A	-92.50%	-97.81%

FWP-9

Colgate-Palmolive Company

According to publicly available information, Colgate-Palmolive Company (the “Company”) is a leading consumer products company whose products are marketed in over 200 countries and territories throughout the world. The Company was founded in 1806 and incorporated under the laws of the State of Delaware in 1923.

The Company manages its business in two product segments: Oral, Personal and Home Care; and Pet Nutrition. The Company’s Oral Care products include toothpaste, toothbrushes, oral rinses, dental floss and pharmaceutical products for dentists and other oral health professionals.

The Company’s Personal Care market includes shower gels, shampoos, conditioners, bar soaps, and deodorants and antiperspirants as well as liquid hand soaps in which the Company is the market leader in the U.S. based on value share data provided by ACNielsen.

The Company manufactures and markets a wide array of products for Home Care, including Palmolive and Ajax dishwashing liquids, Fabuloso and Ajax household cleaners and Murphy’s Oil Soap.

The linked share’s SEC file number is: 1-644.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$57.99	$50.50	$52.43
March 31, 2003	$55.75	$48.75	$54.44
June 30, 2003	$60.99	$54.00	$57.95
September 30, 2003	$58.60	$52.96	$55.89
December 31, 2003	$58.72	$48.60	$50.05
March 31, 2004	$57.25	$49.42	$55.10
June 30, 2004	$59.04	$53.27	$58.45
September 30, 2004	$58.97	$45.02	$45.18
December 31, 2004	$51.47	$42.89	$51.16
March 31, 2005	$55.42	$48.49	$52.17
June 30, 2005	$54.35	$48.25	$49.91
September 30, 2005	$54.30	$49.15	$52.79
December 30, 2005	$57.15	$51.21	$54.85
March 31, 2006	$58.41	$53.41	$57.10
June 30, 2006	$62.32	$56.00	$59.90
September 29, 2006	$63.15	$58.01	$62.10
December 29, 2006	$67.08	$59.35	$65.24
March 30, 2007	$68.99	$64.85	$66.79
June 29, 2007	$68.30	$64.41	$64.85
September 28, 2007	$71.91	$63.75	$71.32
December 31, 2007	$81.27	$71.19	$77.96
March 31, 2008	$81.98	$73.02	$77.91
June 30, 2008	$79.40	$68.01	$69.10
September 30, 2008	$80.49	$66.21	$75.35
November 10, 2008	$77.52	$54.36	$63.55

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CL

Initial price: $63.55

Protection level: 80.00%

Protection price: $50.84

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.735641

Coupon: 10.00% per annum

Maturity: May 28, 2009

Dividend yield: 2.61% per annum

Coupon amount monthly: $8.33

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.31%
+ 90%	5.00%		91.31%
+ 80%	5.00%		81.31%
+ 70%	5.00%		71.31%
+ 60%	5.00%		61.31%
+ 50%	5.00%		51.31%
+ 40%	5.00%		41.31%
+ 30%	5.00%		31.31%
+ 20%	5.00%		21.31%
+ 10%	5.00%		11.31%
+ 5%	5.00%		6.31%

0%	5.00%		1.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.69%
- 10%	5.00%	-5.00%	-8.69%
- 20%	5.00%	-15.00%	-18.69%
- 30%	N/A	-25.00%	-28.69%
- 40%	N/A	-35.00%	-38.69%
- 50%	N/A	-45.00%	-48.69%
- 60%	N/A	-55.00%	-58.69%
- 70%	N/A	-65.00%	-68.69%
- 80%	N/A	-75.00%	-78.69%
- 90%	N/A	-85.00%	-88.69%
- 100%	N/A	-95.00%	-98.69%

FWP-11

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
November 10, 2008	$49.00	$28.55	$36.87

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $36.87

Protection level: 60.00%

Protection price: $22.12

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.122322

Coupon: 18.00% per annum

Maturity: May 28, 2009

Dividend yield: 3.18% per annum

Coupon amount monthly: $15.00

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.59%
+ 90%	9.00%		91.59%
+ 80%	9.00%		81.59%
+ 70%	9.00%		71.59%
+ 60%	9.00%		61.59%
+ 50%	9.00%		51.59%
+ 40%	9.00%		41.59%
+ 30%	9.00%		31.59%
+ 20%	9.00%		21.59%
+ 10%	9.00%		11.59%
+ 5%	9.00%		6.59%

0%	9.00%		1.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.41%
- 10%	9.00%	-1.00%	-8.41%
- 20%	9.00%	-11.00%	-18.41%
- 30%	9.00%	-21.00%	-28.41%
- 40%	9.00%	-31.00%	-38.41%
- 50%	N/A	-41.00%	-48.41%
- 60%	N/A	-51.00%	-58.41%
- 70%	N/A	-61.00%	-68.41%
- 80%	N/A	-71.00%	-78.41%
- 90%	N/A	-81.00%	-88.41%
- 100%	N/A	-91.00%	-98.41%

FWP-13

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the "Company") is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$13.02	$8.90	$12.18
March 31, 2003	$13.01	$9.02	$10.16
June 30, 2003	$12.22	$9.43	$11.49
September 30, 2003	$14.46	$10.46	$13.37
December 31, 2003	$17.72	$12.86	$15.28
March 31, 2004	$15.86	$12.42	$14.28
June 30, 2004	$14.51	$9.81	$11.25
September 30, 2004	$13.44	$10.54	$13.36
December 31, 2004	$15.22	$12.55	$14.50
March 31, 2005	$15.51	$12.43	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
November 10, 2008	$33.84	$13.99	$22.98

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $22.98

Protection level: 60.00%

Protection price: $13.79

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.516101

Coupon: 20.00% per annum

Maturity: May 28, 2009

Dividend yield: 0.95% per annum

Coupon amount monthly: $16.67

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.48%
+ 90%	10.00%		90.48%
+ 80%	10.00%		80.48%
+ 70%	10.00%		70.48%
+ 60%	10.00%		60.48%
+ 50%	10.00%		50.48%
+ 40%	10.00%		40.48%
+ 30%	10.00%		30.48%
+ 20%	10.00%		20.48%
+ 10%	10.00%		10.48%
+ 5%	10.00%		5.48%

0%	10.00%		0.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.52%
- 10%	10.00%	0.00%	-9.52%
- 20%	10.00%	-10.00%	-19.52%
- 30%	10.00%	-20.00%	-29.52%
- 40%	10.00%	-30.00%	-39.52%
- 50%	N/A	-40.00%	-49.52%
- 60%	N/A	-50.00%	-59.52%
- 70%	N/A	-60.00%	-69.52%
- 80%	N/A	-70.00%	-79.52%
- 90%	N/A	-80.00%	-89.52%
- 100%	N/A	-90.00%	-99.52%

FWP-15

Kraft Foods Inc.

According to publicly available information, Kraft Foods Inc. (the “Company”) manufactures and markets packaged foods and beverages worldwide in more than 150 countries. The Company has nine brands with revenues exceeding $1 billion: Kraft cheeses, dinners and dressings; Oscar Mayer meats; Philadelphia cream cheese; Maxwell House coffee; Nabisco cookies and crackers and its Oreo brand; Jacobs coffees; Milka chocolates and LU biscuits. The Company has more than 50 additional brands with revenues of at least $100 million.

The Company was incorporated in 2000 in the Commonwealth of Virginia. Prior to June 13, 2001, the Company was a wholly-owned subsidiary of Altria Group, Inc. Because the Company is a holding company, its principal sources of funds are dividends from its subsidiaries.

The linked share’s SEC file number is: 1-16483.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$41.30	$36.12	$38.93
March 31, 2003	$39.40	$26.38	$28.20
June 30, 2003	$33.96	$27.76	$32.55
September 30, 2003	$32.79	$27.60	$29.50
December 31, 2003	$32.50	$28.71	$32.22
March 31, 2004	$34.70	$30.96	$32.01
June 30, 2004	$33.49	$29.68	$31.68
September 30, 2004	$32.55	$29.45	$31.72
December 31, 2004	$36.06	$30.99	$35.61
March 31, 2005	$35.65	$31.64	$33.05
June 30, 2005	$33.15	$30.12	$31.81
September 30, 2005	$32.17	$29.36	$30.59
December 30, 2005	$30.80	$27.88	$28.14
March 31, 2006	$31.25	$27.44	$30.31
June 30, 2006	$33.31	$28.97	$30.90
September 29, 2006	$36.43	$29.50	$35.66
December 29, 2006	$36.41	$33.90	$35.70
March 30, 2007	$36.26	$29.95	$31.66
June 29, 2007	$37.19	$30.25	$35.25
September 28, 2007	$36.46	$30.51	$34.51
December 31, 2007	$35.29	$32.09	$32.63
March 31, 2008	$32.85	$28.64	$31.01
June 30, 2008	$32.97	$28.35	$28.45
September 30, 2008	$34.97	$28.04	$32.75
November 10, 2008	$34.05	$25.56	$28.20

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KFT

Initial price: $28.20

Protection level: 80.00%

Protection price: $22.56

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.460993

Coupon: 11.00% per annum

Maturity: May 28, 2009

Dividend yield: 4.03% per annum

Coupon amount monthly: $9.17

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		102.02%
+ 90%	5.50%		92.02%
+ 80%	5.50%		82.02%
+ 70%	5.50%		72.02%
+ 60%	5.50%		62.02%
+ 50%	5.50%		52.02%
+ 40%	5.50%		42.02%
+ 30%	5.50%		32.02%
+ 20%	5.50%		22.02%
+ 10%	5.50%		12.02%
+ 5%	5.50%		7.02%

0%	5.50%		2.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-2.98%
- 10%	5.50%	-4.50%	-7.98%
- 20%	5.50%	-14.50%	-17.98%
- 30%	N/A	-24.50%	-27.98%
- 40%	N/A	-34.50%	-37.98%
- 50%	N/A	-44.50%	-47.98%
- 60%	N/A	-54.50%	-57.98%
- 70%	N/A	-64.50%	-67.98%
- 80%	N/A	-74.50%	-77.98%
- 90%	N/A	-84.50%	-87.98%
- 100%	N/A	-94.50%	-97.98%

FWP-17

The Coca-Cola Company

According to publicly available information, The Coca-Cola Company (the “Company”) is the largest manufacturer, distributor and marketer of nonalcoholic beverage concentrates and syrups in the world. Finished beverage products bearing the Company’s trademarks, sold in the United States since 1886, are now sold in more than 200 countries.

The Company’s business is nonalcoholic beverages—principally sparkling beverages, but also a variety of still beverages. The Company manufactures beverage concentrates and syrups, which it sells to bottling and canning operations, fountain wholesalers and some fountain retailers, as well as finished beverages, which it sells primarily to distributors.

The Company was incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892.

The linked share’s SEC file number is: 1-221.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$52.80	$42.90	$43.82
March 31, 2003	$45.97	$37.01	$40.48
June 30, 2003	$48.33	$39.25	$46.41
September 30, 2003	$46.64	$42.28	$42.96
December 31, 2003	$50.90	$43.00	$50.75
March 31, 2004	$52.78	$47.58	$50.30
June 30, 2004	$53.50	$49.18	$50.48
September 30, 2004	$51.36	$39.61	$40.05
December 31, 2004	$41.91	$38.30	$41.63
March 31, 2005	$44.10	$40.55	$41.67
June 30, 2005	$45.25	$40.74	$41.75
September 30, 2005	$44.75	$41.40	$43.19
December 30, 2005	$43.58	$40.31	$40.31
March 31, 2006	$42.99	$39.96	$41.87
June 30, 2006	$44.76	$40.86	$43.02
September 29, 2006	$45.40	$42.38	$44.68
December 29, 2006	$49.35	$43.73	$48.25
March 30, 2007	$48.88	$45.56	$48.00
June 29, 2007	$53.65	$48.05	$52.31
September 28, 2007	$57.78	$51.79	$57.47
December 31, 2007	$64.32	$56.92	$61.37
March 31, 2008	$65.59	$56.50	$60.87
June 30, 2008	$61.69	$51.75	$51.98
September 30, 2008	$55.84	$49.44	$52.88
November 10, 2008	$54.28	$40.29	$45.90

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KO

Initial price: $45.90

Protection level: 75.00%

Protection price: $34.43

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.786492

Coupon: 10.00% per annum

Maturity: May 28, 2009

Dividend yield: 3.41% per annum

Coupon amount monthly: $8.33

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.71%
+ 90%	5.00%		91.71%
+ 80%	5.00%		81.71%
+ 70%	5.00%		71.71%
+ 60%	5.00%		61.71%
+ 50%	5.00%		51.71%
+ 40%	5.00%		41.71%
+ 30%	5.00%		31.71%
+ 20%	5.00%		21.71%
+ 10%	5.00%		11.71%
+ 5%	5.00%		6.71%

0%	5.00%		1.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.29%
- 10%	5.00%	-5.00%	-8.29%
- 20%	5.00%	-15.00%	-18.29%
- 30%	N/A	-25.00%	-28.29%
- 40%	N/A	-35.00%	-38.29%
- 50%	N/A	-45.00%	-48.29%
- 60%	N/A	-55.00%	-58.29%
- 70%	N/A	-65.00%	-68.29%
- 80%	N/A	-75.00%	-78.29%
- 90%	N/A	-85.00%	-88.29%
- 100%	N/A	-95.00%	-98.29%

FWP-19

Altria Group, Inc.

According to publicly available information, Altria Group, Inc. (the “Company”) refers to the consolidated financial position, results of operations and cash flows of the Altria family of companies, namely the Company’s wholly-owned subsidiaries, Philip Morris USA Inc., Philip Morris International Inc. and John Middleton, Inc. The Company is engaged in the manufacturing and sale of cigarettes and other tobacco products. Philip Morris Capital Corporation, another wholly-owned subsidiary, maintains a portfolio of leveraged and direct finance leases. During 2003, Philip Morris Capital Corporation shifted its strategic focus from an emphasis on the growth of its portfolio of finance leases through new investments to one of maximizing investment gains and generating cash flows from its existing portfolio of finance assets. In addition, at December 31, 2007, the Company held a 28.6% economic and voting interest in SABMiller plc which is engaged in the manufacture and sale of various beer products.

The linked share’s SEC file number is: 1-8940.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$10.20	$8.19	$9.38
March 31, 2003	$9.74	$6.42	$6.93
June 30, 2003	$10.69	$6.43	$10.52
September 30, 2003	$10.89	$8.96	$10.14
December 31, 2003	$12.73	$10.15	$12.60
March 31, 2004	$13.65	$12.15	$12.60
June 30, 2004	$13.23	$10.37	$11.58
September 30, 2004	$11.64	$10.36	$10.89
December 31, 2004	$14.32	$10.62	$14.14
March 31, 2005	$15.86	$13.98	$15.14
June 30, 2005	$16.13	$14.51	$14.97
September 30, 2005	$17.14	$14.72	$17.06
December 30, 2005	$18.18	$15.91	$17.29
March 31, 2006	$17.90	$16.33	$16.40
June 30, 2006	$17.22	$15.82	$17.00
September 29, 2006	$19.67	$16.91	$17.72
December 29, 2006	$20.01	$17.46	$19.86
March 30, 2007	$20.95	$18.79	$20.32
June 29, 2007	$22.27	$20.64	$21.63
September 28, 2007	$22.27	$19.47	$21.44
December 31, 2007	$24.21	$21.31	$23.31
March 31, 2008	$24.55	$20.97	$22.20
June 30, 2008	$23.02	$19.95	$20.56
September 30, 2008	$21.86	$19.26	$19.84
November 10, 2008	$20.91	$16.26	$17.82

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MO

Initial price: $17.82

Protection level: 75.00%

Protection price: $13.37

Physical delivery amount: 56($1,000/Initial price)

Fractional shares: 0.116723

Coupon: 11.50% per annum

Maturity: May 28, 2009

Dividend yield: 12.64% per annum

Coupon amount monthly: $9.58

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		106.32%
+ 90%	5.75%		96.32%
+ 80%	5.75%		86.32%
+ 70%	5.75%		76.32%
+ 60%	5.75%		66.32%
+ 50%	5.75%		56.32%
+ 40%	5.75%		46.32%
+ 30%	5.75%		36.32%
+ 20%	5.75%		26.32%
+ 10%	5.75%		16.32%
+ 5%	5.75%		11.32%

0%	5.75%		6.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	1.32%
- 10%	5.75%	-4.25%	-3.68%
- 20%	5.75%	-14.25%	-13.68%
- 30%	N/A	-24.25%	-23.68%
- 40%	N/A	-34.25%	-33.68%
- 50%	N/A	-44.25%	-43.68%
- 60%	N/A	-54.25%	-53.68%
- 70%	N/A	-64.25%	-63.68%
- 80%	N/A	-74.25%	-73.68%
- 90%	N/A	-84.25%	-83.68%
- 100%	N/A	-94.25%	-93.68%

FWP-21

Pfizer Inc.

According to publicly available information, Pfizer Inc. (the “Company”) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets leading prescription medicines for humans and animals.

The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson for $16.6 billion in December 2006. Revenues from its Consumer Healthcare business were $4.0 billion for full-year 2006. In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of expertise is immunotherapy with specific emphasis on Toll-like receptor research and development. Also in January 2008, the Company completed the acquisition of CovX Research LLC, a privately-held biotherapeutics company focused on preclinical oncology and metabolic research and a developer of a technology platform.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942. The Company’s website is www.pfizer.com.

The linked share’s SEC file number is 1-3619.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$34.00	$28.25	$30.57
March 31, 2003	$32.40	$27.90	$31.16
June 30, 2003	$36.90	$30.30	$34.15
September 30, 2003	$34.98	$29.45	$30.38
December 31, 2003	$35.35	$30.32	$35.33
March 31, 2004	$38.87	$33.50	$35.05
June 30, 2004	$37.90	$33.82	$34.28
September 30, 2004	$34.44	$29.59	$30.60
December 31, 2004	$31.49	$23.52	$26.89
March 31, 2005	$27.35	$23.80	$26.27
June 30, 2005	$29.02	$25.80	$27.58
September 30, 2005	$27.82	$24.68	$24.97
December 30, 2005	$25.56	$20.27	$23.32
March 31, 2006	$26.84	$23.61	$24.92
June 30, 2006	$25.72	$22.51	$23.47
September 29, 2006	$28.58	$22.17	$28.36
December 29, 2006	$28.60	$23.52	$25.90
March 30, 2007	$27.41	$24.55	$25.26
June 29, 2007	$27.73	$25.23	$25.57
September 28, 2007	$26.15	$23.14	$24.43
December 31, 2007	$25.71	$22.24	$22.73
March 31, 2008	$24.21	$20.19	$20.93
June 30, 2008	$21.60	$17.12	$17.47
September 30, 2008	$20.13	$17.16	$18.44
November 10, 2008	$19.39	$14.31	$16.60

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PFE

Initial price: $16.60

Protection level: 70.00%

Protection price: $11.62

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.240964

Coupon: 10.00% per annum

Maturity: May 28, 2009

Dividend yield: 7.97% per annum

Coupon amount monthly: $8.33

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		103.99%
+ 90%	5.00%		93.99%
+ 80%	5.00%		83.99%
+ 70%	5.00%		73.99%
+ 60%	5.00%		63.99%
+ 50%	5.00%		53.99%
+ 40%	5.00%		43.99%
+ 30%	5.00%		33.99%
+ 20%	5.00%		23.99%
+ 10%	5.00%		13.99%
+ 5%	5.00%		8.99%

0%	5.00%		3.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-1.01%
- 10%	5.00%	-5.00%	-6.01%
- 20%	5.00%	-15.00%	-16.01%
- 30%	5.00%	-25.00%	-26.01%
- 40%	N/A	-35.00%	-36.01%
- 50%	N/A	-45.00%	-46.01%
- 60%	N/A	-55.00%	-56.01%
- 70%	N/A	-65.00%	-66.01%
- 80%	N/A	-75.00%	-76.01%
- 90%	N/A	-85.00%	-86.01%
- 100%	N/A	-95.00%	-96.01%

FWP-23

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”) was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 28, 2007	$93.66	$78.76	$92.56
December 31, 2007	$95.27	$83.37	$93.69
March 31, 2008	$94.74	$77.56	$84.58
June 30, 2008	$96.12	$84.26	$88.13
September 30, 2008	$89.61	$71.71	$77.66
November 10, 2008	$81.74	$56.51	$74.02

*	High, low and closing prices are for the period starting October 1, 2008 and ending November 10, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $74.02

Protection level: 70.00%

Protection price: $51.81

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.509862

Coupon: 12.75% per annum

Maturity: May 28, 2009

Dividend yield: 2.20% per annum

Coupon amount monthly: $10.63

FWP-24

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		101.10%
+ 90%	6.375%		91.10%
+ 80%	6.375%		81.10%
+ 70%	6.375%		71.10%
+ 60%	6.375%		61.10%
+ 50%	6.375%		51.10%
+ 40%	6.375%		41.10%
+ 30%	6.375%		31.10%
+ 20%	6.375%		21.10%
+ 10%	6.375%		11.10%
+ 5%	6.375%		6.10%

0%	6.375%		1.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-3.90%
- 10%	6.375%	-3.625%	-8.90%
- 20%	6.375%	-13.625%	-18.90%
- 30%	6.375%	-23.625%	-28.90%
- 40%	N/A	-33.625%	-38.90%
- 50%	N/A	-43.625%	-48.90%
- 60%	N/A	-53.625%	-58.90%
- 70%	N/A	-63.625%	-68.90%
- 80%	N/A	-73.625%	-78.90%
- 90%	N/A	-83.625%	-88.90%
- 100%	N/A	-93.625%	-98.90%

FWP-25